(FORM OF NOMINEE HOLDER CERTIFICATE FORM)
                                                                    EXHIBIT 99.6

                          NOMINEE HOLDER CERTIFICATION

                      FOR NB TELECOM, INC. RIGHTS OFFERING

The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or a nominee holding of record of _______ shares of common stock of NB Telecom, Inc. (the "Company") on behalf of
_____________ beneficial owners as of the close of business on [________________], 2006, the record date for the rights offering described in the Prospectus dated [________________], 2006 (the "Prospectus"). The undersigned has received a copy of the Prospectus. As stated in the Prospectus, one subscription right was distributed for every share the Company's Common Stock held of record as of the close of business on the record date.

The undersigned, on behalf of the beneficial owners of _____________ subscription rights, is subscribing for _________________ shares of the Company's Common Stock at $________________ per share pursuant to the exercise of subscription rights pursuant to the terms described in the Prospectus. Accordingly, the undersigned is hereby transmitting the exercise price of $-------------------.

The undersigned further certifies that each subscriber for whose account the undersigned is subscribing for shares of the Company's Common Stock is a bona fide beneficial owner of the Company's Common Stock as of the Record Date and that such beneficial ownership is reflected on the undersigned's records. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems reasonably necessary to verify the foregoing.


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Name of Record Holder
By: _____________________________________________________
Name: (Print) _____________________________________________
Title: ____________________________________________________
Address: _________________________________________________
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Telephone Number: _______________________________________
Date: _______________________________, 2006